Exhibit 3.2

BYLAWS

OF

PEOPLES COMMUNITY BANCORP, INC.

ARTICLE I.  OFFICES

1.1  Registered Office and Registered Agent.  The registered office of Peoples Community Bancorp, Inc. (the “Corporation”) shall be located in the State of Maryland at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

1.2  Other Offices.  The Corporation may have other offices within or outside the State of Maryland at such place or places as the Board of Directors may from time to time determine.

ARTICLE II.  STOCKHOLDERS’ MEETINGS

2.1  Meeting Place.  All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Maryland as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

2.2  Annual Meeting.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date and time as determined by the Board of Directors and stated in the notice of such meeting.

2.3  Organization.  Each meeting of the stockholders shall be presided over by the Chairman of the Board or by the President, or if neither the Chairman nor the President is present, by an Executive or Senior Vice President or such other officer as designated by the Board of Directors.  The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders.  In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting.  The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

2.4  Special Meetings. Special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors (ii) the President, or (iii) the Secretary on the written request of the holders of not less than 50 percent of all votes outstanding and entitled to be cast on any issue proposed to be considered at such special meeting.  A request for a special meeting of stockholders by stockholders of the Corporation shall state the purpose of the meeting and the matter proposed to be acted on. The Secretary of the Corporation shall inform the stockholders who make the request for the special meeting of the reasonably estimated cost of preparing and mailing a notice of the meeting and upon payment of such costs to the Corporation, the Secretary shall notify each stockholder entitled to notice of the special meeting.

2.5  Notice.

(a)  Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days and not more than 90 days prior to the meeting, to each stockholder of record entitled to vote at such meeting and each other stockholder entitled to notice of the meeting.  When any stockholders’ meeting, either annual or special, is adjourned to a date more than 120 days after the record date for the original meeting, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned to a date not more than 120 days after the record date for the original meeting, or of the business to be transacted thereat (unless a new record date if fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

(b)  At least ten days and not more than 90 days prior to the meeting, a written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each stockholder of record entitled to vote at such meeting and each other stockholder entitled to notice of the meeting.

2.6  Quorum and Action by Stockholders.  Except as otherwise provided by these Bylaws, the Articles of Incorporation or the General Corporation Law of the State of Maryland:

(a)  A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting; and

(b)  The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined above, is present, shall be sufficient to transact business.

2.7  Voting of Shares.

(a)  Except as otherwise provided in these Bylaws, the Articles of Incorporation or the General Corporation Law of the State of Maryland, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of Common Stock registered in his name on the books of the Corporation.

(b)  Stockholders shall not be permitted to cumulate their votes for the election of directors.  For the purposes of this Section, cumulative voting means a stockholder’s ability to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

(c)  Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  If, at any meeting of stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

2.8  Closing of Transfer Books and Fixing Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 20 days, provided that any such closing in the case of a meeting of stockholders shall not be less than ten days preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be (i) not prior to the close of business on the day the record date is fixed or (ii) not more than 90 days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

2.9  Proxies.  A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.  The attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy.  The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

2.10 Waiver of Notice.  A waiver of any notice required to be given any stockholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.  In addition, such person’s presence, in person or by proxy, at any meeting shall constitute a waiver of notice.

2.11 Informal Action.  Any action required to be taken at a meeting of stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if (i) consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof and filed with the Secretary of the Corporation as part of the corporate records and (ii) a waiver in writing of any right to dissent shall be given by all stockholders entitled to notice of a meeting but not entitled to vote thereat.

2.12 Voting of Shares in the Name of Two or More Persons.  When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting.  In the event that a majority cannot agree, then such shares may be voted proportionally or, upon application to a court of competent jurisdiction, an additional person may be appointed to determine a majority for the purpose of voting such shares.

2.13 Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

2.14 Inspectors.  For each meeting of stockholders, the Board of Directors may appoint one or more inspectors of election.  If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof.  Such inspector(s) shall conduct the voting in each election of directors and, as directed by the Board of Directors or the chairman of the meeting, the voting on the matters voted on at such meeting, and after the voting shall make a certificate of the vote taken.  Inspectors need not be stockholders.

2.15 Stockholder Proposals.  At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the

Board of Directors or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation) not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  Notwithstanding anything herein to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II, Section 2.15.  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2.15, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  This provision is not a limitation on any other applicable laws and regulations.

ARTICLE III.  CAPITAL STOCK

3.1  Certificates.  Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman, the President or a Vice President, and countersigned by the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of such officers may be facsimilies if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue.  Each certificate of stock shall state:

(a)                                  that the Corporation is organized under the laws of the State of Maryland;

(b)                                 the name of the person to whom it is issued;

(c)                                  the number and class of shares and the designation of the series, if any, which such certificate represents; and

(d)                                 the par value of each share represented by such certificate.

3.2  Transfers.

(a)  Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation.  The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of such shares therein.

(b)  Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate.  No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

3.3  Registered Owner.  Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Maryland.  The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.  The resolution shall set forth:

(a)                                  The classification of stockholder who may certify;

(b)                                 The purpose or purposes for which the certification may be made;

(c)                                  The form of certification and information to be contained therein;

(d)                                 If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

(e)                                  Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

3.4  Mutilated, Lost or Destroyed Certificates.  In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction.  The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine or establish such other procedures as they deem necessary.

3.5  Fractional Shares or Scrip.  The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

3.6  Shares of Another Corporation.  Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

ARTICLE IV.  BOARD OF DIRECTORS

4.1  Powers.  The business and affairs of the Corporation shall be managed under the direction of a Board of Directors.  In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, all powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the stockholders by law or by these Bylaws or the Articles of Incorporation.

4.2  Number and Election of Directors.

(a)           The number of directors of the Corporation that shall constitute the initial Board of Directors shall be eight.  The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director.  Notwithstanding anything to the contrary contained in these Bylaws, the number of directors may not be less than five nor more than fifteen.

(b)           The Board of Directors shall be divided into three classes as nearly equal in number as possible.  Directors shall be elected for a term of three years and until their respective successors are elected and qualified.  Directors need not be stockholders or residents of the State of Maryland.

4.3  Vacancies.

(a) Except as otherwise fixed by the rights of holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or the election of directors, a vacancy on the Board of Directors which results from an increase in the size of the Board of Directors, the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors, whether or not sufficient to constitute a quorum.

(b)  A director elected by the Board of Directors to fill a vacancy shall serve for the balance of the term of the removed director.

4.4  Removal.  Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors.  Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director=s duties to the Corporation.

4.5  Regular Meetings.  Regular meetings of the Board of Directors or any committee may be held at the principal place of business of the Corporation or at such other place or places, either within or without the State of Maryland as the Board of Directors or such committee, as the case may be, may from time to time designate.  The annual meeting of the Board of Directors shall be held immediately after the close of the annual meeting of stockholders.  Notice of all regular meetings of the Board of Directors shall be given to each director by five days’ service of the same by telegram, by letter or personally.  Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

4.6  Special Meetings.

(a)  Special meetings of the Board of Directors may be called at any time by the Chairman, President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate.  Notice of all special meetings of the Board of Directors shall be given to each director by five days’ service of the same by telegram, by letter or personally.  Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

(b)  Special meetings of any committee of the Board of Directors may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

4.7  Quorum and Action by the Board of Directors.  Except as otherwise provided by these Bylaws, the Articles of Incorporation or the General Corporation Law of the State of Maryland, a majority of the entire Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business and the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

4.8  Waiver of Notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

4.9  Registering Dissent.  A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless (i) he announces his dissent at the meeting and (ii) his dissent is entered in the minutes of the meeting, he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or he forwards such dissent by certified mail, return receipt requested, to the Secretary of the Corporation within 24 hours of the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

4.10  Executive and Other Committees.  Standing or special committees composed of two or more directors may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board.  An Executive Committee appointed by resolution of the Board of Directors shall have and exercise all of the authority of the Board of Directors, except in reference to declaring dividends or distributions on stock, issuing stock other than pursuant to general authorization therefor by the full Board of Directors, recommending any action to stockholders which requires stockholder approval, amending the Articles of Incorporation or these Bylaws or approving any merger or share exchange which does not require stockholder approval.  All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation.  The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

4.11  Remuneration.  No stated fee shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of standing or special committees may be allowed like compensation for attending committee meetings.

4.12  Action by Directors Without a Meeting.  Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same effect as a unanimous vote.

4.13  Action of Directors by Communications Equipment.  Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

4.14 Nominations of Directors.  Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote generally in an election of directors.  However, any stockholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to or mailed and received at the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation) not later than (i) with respect to an election to be held at any succeeding annual meeting of stockholders, 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; and (ii) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  Each such notice shall set forth:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

and (e) the consent of each nominee to serve as a director of the Corporation if so elected.  The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

ARTICLE V.  OFFICERS

5.1  Designations.  The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The President shall be the Chief Executive Officer, unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer.  The Board of Directors may designate one or more vice presidents as Executive Vice President or Senior Vice President.  The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Corporation may require.  Any two or more offices may be held by the same person, except that the President may not also serve as Vice President and/or Secretary of the Corporation.

5.2  Powers and Duties.  The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine.  In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

5.3  Election and Term of Office.  The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of stockholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until a successor has been duly elected and qualified or until the officer’s death, resignation, or removal in the manner hereinafter provided.  Election or appointment of any officer, employee or agent shall not of itself create contractual rights.

5.4  Remuneration.  The remuneration of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

5.5  Delegation.  In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

5.6  Vacancies.  Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

5.7  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.8  Bonds.  The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI.  FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Corporation shall end on the 31st day of December of each year.  The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.  The appointment of such accountants shall be subject to annual ratification by the stockholders.

ARTICLE VII.  DIVIDENDS AND FINANCE

7.1  Dividends.  Subject to the General Corporation Law of the State of Maryland, dividends may be declared by the Board of Directors and paid by the Corporation.  The stock transfer books may be closed for the payment of dividends during such periods of not in excess of twenty days, as from time to time may be fixed by the Board of Directors.  The Board of Directors, however, without closing the books of the Corporation, may declare dividends payable only to the holders of record at the close of business on any business day not more than 90 days prior to the date on which the dividend is paid.

7.2  Reserves.  By resolution of its Board of Directors, the Corporation may apply any part of its capital surplus for (i) the reduction or elimination of a corporate deficit arising from a loss, however incurred, or from dimunition in the value of its assets, but only after earned surplus is exhausted, or (ii) any other proper corporate purpose.  An application of capital surplus under this section shall be disclosed to the stockholders of the Corporation in its next annual report to stockholders.

7.3  Depositories.  The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE VIII.  NOTICES

Except as may otherwise be required by law, any notice to any stockholder or directors may be delivered personally or by mail.  If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.

ARTICLE IX.  SEAL

The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

ARTICLE X.  BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.  Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XI.  AMENDMENTS

11.1 Amendments.  These Bylaws may be altered, amended or repealed in the manner set forth in the Articles of Incorporation.

11.2 Emergency Bylaws.  The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the stockholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster.